UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE A CT OF 1934

Date of report (Date of earliest event reported)     August 11, 2006

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File	(IRS Employer
Number)	Identification No.)

801 Cherry St., Suite 3100
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Employment Agreement with Michael J. Ricketts

On August 14, 2006 and effective as of July 1, 2006, Cano Petroleum, Inc. (“Cano”) entered into an employment agreement (the “Employment Agreement”) with Michael J. Ricketts, Vice President and Principal Accounting Officer.  The Employment Agreement has a three-year term and provides for an annual salary of $175,000 and a bonus to be determined at the discretion of the board of directors (the “Board”) of up to Mr. Ricketts’s entire annual base salary.  In addition, Mr. Ricketts may receive increases in base salary at the discretion of the Board.

Mr. Ricketts’s employment may be terminated prior to June 30, 2009 only (i) upon his death; (ii) if, as a result of his incapacity due to physical or mental illness, he shall be absent from his duties or unable to perform his duties for a total of 90 days during any twelve month period, and within fifteen days after written notice of termination is given, shall not have returned to the performance of his full duties on a full time basis; or (iii) for “Cause” as defined in his employment agreement.

If Cano (i) terminates Mr. Ricketts’s employment other than due to Mr. Ricketts’s death, physical or mental illness as set forth in the Employment Agreement or for “Cause” as defined in the Employment Agreement; (ii) assigns Mr. Ricketts any duties materially inconsistent with Mr. Ricketts’s position as Vice President of Cano; or (iii) assigns Mr. Ricketts a title, office or status which is inconsistent with his present title, office or status, other than a promotion, Cano shall pay Mr. Ricketts the greater of (a) his annual base salary for the remainder of the term of the Employment Agreement; or (b) six months of his annual base salary.

If within twelve months after a “Change in Control,” as defined in the Employment Agreement, Cano terminates Mr. Ricketts’s employment for any reason or Mr. Ricketts resigns at any time after any diminution of his job title, duties or compensation or the relocation of Mr. Ricketts to an office in a county that does not abut Tarrant County, Texas, Cano shall pay Mr. Ricketts three times his annual salary and three times his prior year’s bonuses and shall provide for three years to him, his spouse and dependents the right to participate in any health and dental plans that Cano maintains for its employees on the same basis as participation by such employees.

The Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employee Restricted Stock Award Agreements of Morris B. Smith

On August 11, 2006, Cano granted 5,000 shares of restricted common stock to Morris B. Smith, Senior Vice President and Chief Financial Officer, with all of the shares vesting on August 11, 2007.  Any shares of restricted stock that have not vested on the date of Mr. Smith’s termination of service shall be forfeited.

Unless shares of restricted stock are vested and no longer subject to forfeiture, the participant is not permitted to sell, transfer, pledge or assign such shares.  However, beginning on the date of grant of the restricted stock, the participant is permitted to vote such shares of restricted stock.

The Restricted Stock Award Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Stock Option Agreements of Patrick W. Tolbert and Dennis McCuistion

Pursuant to the terms of the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan, on August 11, 2006, Cano issued non-qualified stock options exercisable into 15,000 shares of Cano common stock to Cano’s two newest non-employee directors: Patrick W. Tolbert and Dennis McCuistion.  Each of these two directors received stock options exercisable into 15,000 shares of Cano common stock at an exercise price of $5.06 per share, the closing price of Cano common stock on August 10, 2006 on the American Stock Exchange.  Each director’s stock options vest in whole on August 11, 2007 if such director is still a director of Cano on such date.

The Stock Option Agreements are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1                           Employment Agreement of Michael J. Ricketts effective July 1, 2006.

10.2                           Employee Restricted Stock Award Agreement of Morris B. Smith dated August 11, 2006.

10.3                           Stock Option Agreement of Patrick W. Tolbert dated August 11, 2006.

10.4                           Stock Option Agreement of Dennis McCuistion dated August 11, 2006.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 17, 2006
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement of Michael J. Ricketts effective July 1, 2006.

10.2	Employee Restricted Stock Award Agreement of Morris B. Smith dated August 11, 2006.

10.3	Stock Option Agreement of Patrick W. Tolbert dated August 11, 2006.

10.4	Stock Option Agreement of Dennis McCuistion dated August 11, 2006.